Exhibit 21.01

MercadoLibre Inc.

LIST OF SUBSIDIARIES

All subsidiaries are wholly-owned, directly or indirectly, by MercadoLibre Inc. unless otherwise indicated

Legal name	Jurisdiction
MercadoLibre S.R.L.	Argentina
DeRemate.com de Argentina S.A.	Argentina
Meli Log S.R.L.	Argentina
First Label S.R.L	Argentina
Tech Pack S.R.L.	Argentina
MercadoPago Servicios de Procesamiento S.R.L.	Argentina
Ibazar.com Atividades de Internet Ltda.	Brazil
MercadoLivre.com Atividades de Internet Ltda.	Brazil
MercadoPago.com Representações Ltda.	Brazil
eBazar.com.br Ltda.	Brazil
Mercado Envios Serviços de Logística Ltda.	Brazil
Dabee Brasil Serviços de Intermediação e Facilitação de Negócios Ltda.	Brazil
Mercado Crédito Holding Financeira Ltda.	Brazil
Mercado Envios Transporte Ltda.	Brazil
Mercado Crédito Sociedade de Crédito, Financiamento e Investimento S.A.	Brazil
Mercado Pago Corretora de Seguros Ltda.	Brazil
Kangu Transportes Ltda.	Brazil
Kangu Participações S.A.	Brazil
K2I Intermediação Ltda.	Brazil
MercadoLibre Chile Ltda.	Chile
MercadoPago S.A.	Chile
Lagash S.A.	Chile
Mercado Pago Emisora S.A.	Chile
Redelcom S.A.	Chile
MercadoLibre Colombia Ltda.	Colombia
MercadoPago Colombia Ltda.	Colombia
Lagash Systems S.A.S. (en liquidación)	Colombia
Mercadopago S.A. Compañia de Financiamiento	Colombia
Kangu Tecnología Logistica S.A.S.	Colombia
MercadoLibre Costa Rica S.R.L.	Costa Rica
MercadoLibre Ecuador Cia. Ltda.	Ecuador
Meli Participaciones, S.L.	Spain
Dabee Technology India Private Limited (to be voluntarily wound up)	India
MercadoLibre, S.A. de C.V., Institución de Fondos de Pago Electrónico (pending publication of the autorization to act as IFPE) (Former name: MercadoLibre, S. de R.L. de C.V.)	Mexico
DeRemate.com de México S. de R.L. de C.V.	Mexico
PSGAC, S. de R.L. de C.V.	Mexico
Mercado Lending, S.A. de C.V.	Mexico
Meli Operaciones Logísticas, S. de R.L. de C.V.	Mexico
Meli Operaciones Logísticas II, S. de R.L. de C.V.	Mexico
Meli Global Imports, S. de R.L. de C.V.	Mexico
ITCoding Consultoría Tecnológica & Desarrollo, S.A. de C.V. (en liquidación)	Mexico
MP Agregador, S. de R.L. de C.V.	Mexico
Mercado Insurtech Agente de Seguros, S.A. de C.V.	Mexico
KT transportes digitales, S. de R.L. de C.V.	Mexico
MercadoLibre Perú S.R.L.	Peru
MercadoPago Perú S.R.L.	Peru
Meli Uruguay S.R.L.	Uruguay
Tech Fund S.R.L	Uruguay
Deremate.com de Uruguay S.R.L.	Uruguay
Kiserty S.A.	Uruguay
MercadoPago Uruguay S.R.L.	Uruguay
Hammer.com, LLC	Delaware, USA
Servicios Administrativos y Comerciales, LLC	Delaware, USA
MercadoPago, LLC	Delaware, USA
Global Selling LLC (Former name: Mercado Pago International, LLC)	Delaware, USA
Autopark, LLC	Delaware, USA
Autopark Classifieds, LLC	Delaware, USA
Marketplace Investments, LLC	Delaware, USA
Meli Technology, Inc.	California, USA
Classifieds LLC	Delaware, USA
SFSC, LLC	Delaware, USA
Meli Capital LLC	Delaware, USA
Meli Capital Ventures LLC	Cayman Islands
MELI KaszeK Pioneer Sponsor LLC (50% owned)	Cayman Islands